Exhibit 10.4
THIRD AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT
THIS    THIRD    AMENDED    AND    RESTATED    EMPLOYMENT    AGREEMENT (this “Agreement”) is made as of August 2, 2024 (the “Effective Date”) by and between IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), and Jonathan (Jay) Mazelsky (the “Executive”) and amends and restates in its entirety the Second Amended and Restated Employment Agreement by and between the Company and the Executive dated as of October 23, 2019.
WHEREAS, the Company desires to continue to employ the Executive as the President and Chief Executive Officer of the Company and wishes to acquire and be assured of the Executive’s services on the terms and conditions hereinafter set forth; and
WHEREAS, the Executive desires to continue to be employed by the Company as President and Chief Executive Officer and to perform and to serve the Company on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the Company and the Executive agree as follows:
1.Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in each case, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date, and ending on the date that the Executive’s employment is terminated by either party to this Agreement in accordance with Section 3 hereof (the “Employment Period”).
2.Terms of Employment.
(a)Position and Duties; Exclusivity.
(i)During the Employment Period, (A) the Executive shall serve as the Company’s President and Chief Executive Officer, and in such other positions as an officer or director of the Company and its Affiliated Companies (as defined below) as the Executive and the board of directors of the Company (the “Board”) shall mutually agree from time to time, and shall report directly to the Board. In the Executive’s position as President and Chief Executive Officer, the Executive shall perform such duties, functions and responsibilities during the Employment Period as are commensurate with such position, as reasonably and lawfully directed by the Board. During the Employment Period, the Executive shall serve also as a member of the Board. The Executive’s principal place of employment shall be the Company’s headquarters, which are currently in Westbrook, Maine. As used in this Agreement, the term “Affiliated Companies” shall include any company controlled by, controlling or under common control with the Company.
(ii)During the Employment Period, the Executive agrees to devote substantially all of the Executive’s business time and attention to the business and affairs of the

Company and its Affiliated Companies, shall faithfully serve the Company, and shall conform to and comply with the lawful and reasonable directions and instructions given to the Executive by the Board, consistent with Section 2(a)(i) hereof. During the Employment Period, the Executive shall use the Executive’s best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit; provided, that the Executive may (A) serve any civic, charitable, educational or professional organization, provided that such service is approved by the Chairman of the Board and the Chair of the Governance and Corporate Responsibility Committee of the Board (the “G&CR Committee”), (B) serve on the board of directors of one for-profit business enterprise (other than the Company), provided that such service is approved by the Chairman of the Board and the Chair of the G&CR Committee and (C) manage the Executive’s personal investments, in each case so long as any such activities do not (x) violate the terms of this Agreement (including the terms of the Invention and Non-Disclosure Agreement attached as Exhibit A hereto and the Non-Compete Agreement attached as Exhibit B hereto) or (y) interfere with the Executive’s duties and responsibilities to the Company. For this purpose, the “Chairman of the Board” shall mean the Board’s lead independent director, if any, or the Chair of the Board if he or she is an independent director.
(b)Compensation.
(i)Base Salary. During the Employment Period, the Executive shall receive an annual base salary equal to $1,150,000 (the “Annual Base Salary”), payable in accordance with the Company’s standard payroll policies. During the Employment Period, the Annual Base Salary shall be reviewed in the first quarter of the 2025 calendar year and thereafter at least annually. Any increase in the Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Annual Base Salary shall not be reduced after any such increase and, except as otherwise specified herein, the term the Annual Base Salary as utilized in this Agreement shall refer to the Annual Base Salary as so increased.
(ii)Annual Bonus. In addition to Annual Base Salary, for each calendar year ending during the Employment Period, the Executive shall be eligible to receive an annual bonus (the “Annual Bonus”) to be based upon Company performance and other criteria for each such calendar year as may be determined by the Compensation and Talent Committee of the Board (the “Compensation Committee”). The Executive’s target Annual Bonus opportunity for the period beginning on the Effective Date through December 2024 and for each calendar year that ends during the Employment Period thereafter shall equal 125% of the Annual Base Salary in effect as of the end of such calendar year (the “Target Annual Bonus Opportunity”). The amount of the Annual Bonus actually paid shall depend on the extent to which the performance goals, set annually by the Compensation Committee, are achieved or exceeded, subject to a cap of 200% of the Target Annual Bonus Opportunity (unless otherwise determined by the Compensation Committee in its discretion), and shall be subject to other such terms as determined by the Compensation Committee in its discretion. The Annual Bonus shall be paid in cash no later than March 15 of the calendar year following the calendar year in which such Annual Bonus is earned; provided, that the Executive must be employed by the Company on the date of payment to be entitled to receive an Annual Bonus.

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(iii)Incentive Plans; Equity-Based Incentive Awards. During the Employment Period, the Executive shall be entitled to participate in all incentive plans, practices, policies and programs of the Company (including, but not limited to, the Company’s 2018 Stock Incentive Plan (the “2018 Stock Incentive Plan”) or any successor incentive plan adopted by the Company) to the same extent as is applicable generally to other executive officers of the Company.
(iv)Welfare Benefit, Savings and Retirement Plans. During the Employment Period, the Executive and/or the Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit, savings and retirement plans, practices, policies and programs provided by the Company to the extent applicable generally to other executive officers of the Company, as may be in effect from time to time.
(v)Reimbursement of Business Expenses. During the Employment Period, the Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company in effect from time to time.
(vi)PTO. During the Employment Period, the Executive shall be entitled to 26 days’ paid time off (“PTO”) per calendar year in accordance with the plans, policies, programs and practices of the Company in effect from time to time.
3.Termination of Employment.
(a)Death or Disability. The Executive’s employment hereunder shall terminate automatically upon the Executive’s death during the Employment Period. If the Company determines in good faith that a Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide to the Executive written notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Termination Date”); provided, that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, “Disability” shall mean the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months as determined by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive’s legal representative.
(b)Cause. Subject to Section 3(d), the Company may terminate the Executive’s employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, “Cause” shall mean any of the following:
(i)the Executive’s having engaged in willful misconduct or gross negligence in the performance of any of his duties to the Company, which, if capable of being

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cured, is not cured to the reasonable satisfaction of the Board within 30 days after the Executive receives from the Board written notice of such willful misconduct or gross negligence;
(ii)the Executive’s willful failure or refusal to perform reasonably assigned directives of the Board or to cooperate with an internal investigation being conducted by or at the direction of the Board which, if capable of being cured, is not cured to the reasonable satisfaction of the Board within 30 days after the Executive receives from the Board written notice of such failure or refusal;
(iii)any indictment of the Executive for, any conviction of the Executive of, or plea of guilty or nolo contendere by the Executive to, (x) any felony or (y) any crime (whether or not a felony) involving fraud, theft, breach of trust or similar acts, in any case, whether under the laws of the United States or any state thereof or any foreign law to which the Executive may be subject;
(iv)the Executive’s willful or continued failure to comply with any written rules, regulations, policies or procedures of the Company which, if not complied with, would reasonably be expected to have a material adverse effect on the business, financial condition or reputation of the Company, as determined by the Company in its reasonable discretion, which in the case of a failure that is capable of being cured, is not cured to the reasonable satisfaction of the Board within 30 days after the Executive receives from the Company written notice of such failure; or
(v)the Executive’s abuse of alcohol or another controlled substance that would reasonably be expected to result in a material adverse effect on the business, financial condition or reputation of the Company, as determined by the Company in its reasonable discretion.
(c)Good Reason. Subject to Section 3(d), the Executive’s employment may be terminated by the Executive during the Change in Control Period (as defined below) with Good Reason, or any time during the Employment Period (whether or not during the Change in Control Period) without Good Reason. For purposes of this Agreement, “Good Reason” shall mean one or more of the following conditions arising without the consent of the Executive during the Change in Control Period:
(i)a material diminution in the Executive’s Annual Base Salary or Annual Bonus opportunity;
(ii)a material diminution in the Executive’s authority, duties, or responsibilities; provided that, for the avoidance of doubt, if at any time, (x) the Executive ceases to be the President and Chief Executive Officer of the Company, the entity surviving any Business Combination (as defined below) (if not the Company), or the Person that ultimately controls the Company or such surviving entity, or (y) if the Executive is required to report to a corporate officer or employee instead of reporting directly to the Board, then, in each case, a material diminution of the Executive’s authority, duties, or responsibilities shall be deemed to have occurred;

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(iii)a material diminution in the budget over which the Executive retains authority;

(iv)a change in the geographic location at which the Executive must perform services that results in an increase in one-way commute of the Executive by more than 35 miles; or
(v)any other action or inaction that constitutes a material breach by the Company of this Agreement.
(d)Notice of Termination.
(i)The Company may terminate the Executive’s employment hereunder other than for Cause, or due to Disability during the Employment Period at any time upon not less than 30 days’ written notice, and the Executive may terminate his employment hereunder for any reason during the Employment Period at any time upon not less than 60 days’ written notice. The Company may terminate the Executive’s employment hereunder for Cause at any time. Any termination by the Company (either for Cause or other than for Cause), or by the Executive for any reason (including for Good Reason), shall be effected by Notice of Termination being provided to the other party hereto. For purposes of this Agreement, a “Notice of Termination” means a written notice which (A) indicates the specific termination provision in this Agreement relied upon, (B) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (C) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause, as applicable, shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstances in enforcing the Executive’s or the Company’s rights hereunder.
(ii)Prior to any termination for Cause becoming effective, the Executive shall be entitled to a hearing before the Board at which he may, at his election, be represented by counsel and at which he shall have a reasonable opportunity to be heard. Such hearing shall be held on not less than 15 days’ prior written notice to the Executive stating the Board’s intention to terminate the Executive for Cause and stating in detail the particular event(s) or circumstance(s) which the Board believes constitute(s) Cause for termination.
(iii)Any Notice of Termination for Good Reason must be given to the Company within 60 days of the initial existence of one or more conditions described in Section 3(c)(i) through (v) which the Executive believes constitute(s) Good Reason. In the event that the Executive provides the Company with a Notice of Termination for Good Reason, the Company shall be entitled to a period of 30 days during which it may remedy the condition(s) described in

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Section 3(c)(i) through (v) giving rise to the alleged Good Reason. Failing such remedy, a termination of employment by the Executive for Good Reason shall be effective on the day following the expiration of such 30-day period.

(e)Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause, the date of the Executive’s receipt of the Notice of Termination or any later date specified by the Company, as the case may be; provided, that this date may be delayed in order to ensure the Company’s compliance with Section 3(d)(ii);(ii) if the Executive’s employment terminated by the Executive for Good Reason, subject to the Executive’s compliance with Section 3(d)(iii) and the Company’s failure to cure as set forth in Section 3(d)(iii), the date of the expiration of the cure period; (iii) if the Executive’s employment is terminated by the Executive other than for Good Reason, the 60th day following the Company’s receipt of the Executive’s Notice of Termination, or any earlier or later date as shall be agreed by the Company; (iv) if the Executive’s employment is terminated by the Company other than for Cause or by reason of Disability or death, the 30th day following the Executive’s receipt of the Notice of Termination or any later date specified by the Company; and (v) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Termination Date, as the case may be.
4.Obligations of the Company Upon Termination.
(a)Other Than for Cause. If, during the Employment Period, the Company shall terminate the Executive’s employment other than for Cause (other than a termination upon a Change in Control or during the Change in Control Period (each, as defined below), in each case, which shall be subject to Section 5(c) below):
(i)the Company shall pay to the Executive in a lump sum in cash the following amounts: the sum of (1) the Executive’s Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) any unused PTO paid out at the per-business- day Annual Base Salary rate, (3) any additional vested benefits in accordance with the applicable terms of applicable Company arrangements, and (4) any unreimbursed expenses in accordance with Section 2(b)(v) (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the “Accrued Obligations”); and
(ii)subject, in each case, to Sections 11, 12 and 13 hereof and the Executive’s continued compliance with the covenants and obligations set forth in the Invention and Non-Disclosure Agreement attached hereto as Exhibit A, and the Non-Compete Agreement attached hereto as Exhibit B, the Company shall provide the Executive with:
A.    payment equal to the product of (x) two, multiplied by (y) the Executive’s Annual Base Salary, payable ratably over the 24-month period following the Date of Termination (the “Severance Period”);
B.    subject to the Executive’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), a lump sum cash payment in an amount equal to the employer portion of the costs of

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continued health benefits for the Executive and his covered dependents (based on the level of coverage in effect as of the Date of Termination) (the “Health Benefits Payment”) for the 24-month period following the Date of Termination; provided, that if the Company’s provision of the Health Benefits Payment to the Executive under this Section 4(a)(i)(B) would violate the nondiscrimination rules applicable to health plans or self-insured plans under Section 105(h) of the Code, or result in the imposition of penalties under the Patient Protection and Affordable Care Act of 2010 and the related regulations and guidance promulgated thereunder (the “PPACA”), the parties agree to reform this Section 4(a)(i)(B) in a manner as is necessary to comply with the PPACA and the Code; provided, further, that nothing herein provided shall be construed to extend the period of time over which COBRA continuation coverage otherwise may be provided to you and/or your dependents in accordance with applicable law; and

C. for purposes of any equity incentive awards granted to the         Executive that remain outstanding on the Date of Termination, and notwithstanding anything to the contrary in the applicable award agreement, the 2018 Stock Incentive Plan (or any predecessor or successor equity compensation plan), or elsewhere, such equity incentive awards that would otherwise be scheduled to vest during the Severance Period shall continue to vest during such period in accordance with the vesting schedule in effect prior to the Date of Termination. In addition (i) any Options that were vested immediately prior to the Date of Termination shall be exercisable for (x) 90 days following the Date of Termination, or (y) 24 months following the date of termination if the Executive is “Retirement”-eligible (as defined in the applicable award agreement governing the Options) as of the Date of Termination (or, if longer, the exercise period provided in the applicable award agreement governing the Options), and (ii) any Options that vest during the Severance Period pursuant to the foregoing sentence shall be exercisable for 90 days following the conclusion of the Severance Period (or, if longer, the exercise period provided in the applicable award agreement governing the Options).
(b)Death. If the Executive’s employment is terminated by reason of the Executive’s death during the Employment Period, this Agreement shall terminate without further obligations to the Executive’s legal representatives under this Agreement, other than for payment of Accrued Obligations to the Executive’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.
(c)Disability. If the Executive’s employment is terminated by reason of the Executive’s Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination.
(d)Cause; Other than for Good Reason. If the Executive’s employment shall be terminated by the Company for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Accrued Obligations. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason during the Change in Control Period, this Agreement shall terminate without further obligations to the Executive, other than the obligation to pay to the Executive the Accrued Obligations. In such cases, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

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(e)Time of Payment. Amounts payable under this Section 4 following an Executive’s termination of employment, other than those expressly payable on a deferred basis, will be paid in the payroll period next following the payroll period in which termination of employment occurs except as otherwise provided in Sections 11 or 13.

5.Change in Control.
(a)“Change in Control” shall have the meaning ascribed to such term in the Company’s 2018 Stock Incentive Plan, as amended or amended and restated from time to time. Notwithstanding the foregoing, for any payments or benefits hereunder there are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), a Change in Control must constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).
(b)Treatment of Equity Upon a Change in Control.
(i)Time-Based Awards. Notwithstanding anything to the contrary in the applicable award agreement, the 2018 Stock Incentive Plan (or any predecessor or successor equity compensation plan), or elsewhere, immediately prior to the consummation of a Change in Control, each then-outstanding unvested equity-based incentive award in the Company held by the Executive, subject only to time-based vesting conditions (each a “Time-Based Award”), shall become immediately vested (and fully exercisable, as applicable) with respect to 25% of the number of shares of common stock of the Company covered by such equity-based incentive award (rounded down to the nearest whole share) (such shares, the “Accelerated Shares”), and the number of shares as to which each such Time-Based Award shall become exercisable, vested, realizable, deliverable and free from restrictions on each vesting date set forth in the Executive’s applicable award agreement shall be reduced proportionately by the Accelerated Shares.
(ii)Performance-Based Awards. Notwithstanding anything to the contrary herein, each then-outstanding award for common stock of the Company, including without limitation any stock option, stock appreciation right, restricted stock unit award, restricted stock award or other stock-based award, subject to performance-based vesting conditions (each, a “Performance-Based Award”), held by the Executive shall be subject to the terms and conditions set forth in the award agreement for such Performance-Based Award upon the occurrence of a Change in Control.
(c)Obligations of the Company Upon Termination for Good Reason or Other Than for Cause During the Change in Control Period. If the Company shall terminate the Executive’s employment other than for Cause or the Executive shall terminate his employment for Good Reason, in each case either upon a Change in Control or within 24 months following a Change in Control (the “Change in Control Period”):
(i)the Company shall pay to the Executive the Accrued Obligations in a lump sum; and
(ii)subject, in each case, to Sections 11, 12 and 13 hereof, the Company

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shall provide the Executive with a lump sum payment in cash consisting of:

A.the amount equal to the product of (x) three, multiplied by (y) the sum of (i) the Annual Base Salary, plus (ii) the Average Annual Bonus. The “Average Annual Bonus” shall be equal to the average of the Annual Bonus paid (or payable) to the Executive for the 3 prior full calendar years (or, if fewer, the number of full calendar years the Executive was employed by the Company prior to the Date of Termination); provided that if the executive was not eligible to receive an Annual Bonus for at least 1 full calendar year during the Employment Term, the Average Annual Bonus shall be the Executive’s Target Annual Bonus for the year in which termination of employment occurs;
B. the Health Benefits Payment, to cover the employer portion of the costs for the 36 month period following the Date of Termination; provided, that if the Company’s provision of the Health Benefits Payment to the Executive under this Section 5(c)(ii)(B) would violate the nondiscrimination rules applicable to health plans or self-insured plans under Section 105(h) of the Code, or result in the imposition of penalties under the PPACA, the parties agree to reform this Section 5(c)(ii)(B) in a manner as is necessary to comply with the PPACA and the Code; provided, further, that nothing herein provided shall be construed to extend the period of time over which COBRA continuation coverage otherwise may be provided to you and/or your dependents in accordance with applicable law;
C. notwithstanding anything to the contrary in the applicable award agreement, the 2018 Stock Incentive Plan (or any predecessor or successor equity compensation plan), or elsewhere, the immediate vesting (and full exercisability, as applicable) of all then-outstanding unvested Time-Based Awards in the Company held by the Executive; and
D. the Company shall timely reimburse the Executive up to $12,500 each year (an aggregate of $25,000) for expenses incurred in connection with outplacement services and relocation costs incurred in connection with obtaining new employment outside the State of Maine until the earlier of (i) 24 months following termination of the Executive’s employment; or (ii) the date the Executive secures full time employment.
(d)Time of Payment. Amounts payable under Section 5(c) following an Executive’s termination of employment will be paid in the payroll period next following the payroll period in which termination of employment occurs except as otherwise provided in Sections 11, 12 or 13.
6.Resignation of all Positions. Upon and following the termination of the Executive’s employment with the Company for any reason, if at any time the Board determines in its sole discretion to request that the Executive step down from the his role as a director of the Company and no longer serve in such capacity, the Executive shall promptly tender such resignation as a director of the Company, and if the Executive fails to tender such resignation on a timely basis, the Executive shall be deemed to have resigned, as of the Termination Date. In addition, upon the termination of the Executive’s employment with the Company for any reason and except as expressly set forth above, the Executive shall resign, as of the Termination Date, from all positions the Executive then

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holds as an officer, director, employee and member of the Board (and any committee thereof) of the Company and its subsidiaries and affiliates. The Executive shall be required to execute such writings as are required, in the sole discretion of the Company, to effectuate the foregoing.
7.Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliated Companies and for which the Executive may qualify, nor, subject to Section 13(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliated Companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

8.Full Settlement. In the event of the termination of the Executive’s employment upon a Change in Control or during the Change in Control Period (other than a termination by the Company for Cause), the Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive (under this Agreement or otherwise) or others. Regardless of the reason for or timing of the Executive’s termination of employment (whether prior to or upon a Change in Control or during or following the Change in Control Period), the Executive shall in no event be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as otherwise provided in this agreement, such amounts shall not be reduced whether or not the Executive obtains other employment.
9.Confidential Information; Restrictive Covenants.
(a)The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliated Companies, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company or any of its Affiliated Companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement) (“Confidential Information”). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The Executive agrees that any breach of the terms of this Section 9 or the Invention and Non-Disclosure Agreement attached hereto as Exhibit A, and the Non-Compete Agreement attached hereto as Exhibit B would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. The Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all Persons acting for and/or with the Executive, without having to prove

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damages, in addition to any other remedies to which the Company may be entitled at law or in equity, including, without limitation, the obligation of the Executive to return any portion of the severance payments and benefits set forth in Sections 4(a)(ii) or 5(c)(ii), as applicable, paid by the Company to the Executive. The terms of this Section 9(a) shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, without limitation, the recovery of damages from the Executive. The Executive and the Company further agree that the provisions of the covenants contained in this Section 9 and the Invention and Non-Disclosure Agreement attached hereto as Exhibit A, and the Non-Compete Agreement attached hereto as Exhibit B are, in each case, reasonable and necessary to protect the businesses of the Company and its Affiliated Companies because of the Executive’s access to confidential information and the Executive’s material participation in the operation of such businesses.
(b)The Company and the Executive acknowledge that the Executive is a party to the previously executed Invention and Non-Disclosure Agreement, attached hereto as Exhibit A, and Non-Compete Agreement, attached hereto as Exhibit B, each by and between the Company and the Executive.
(c)From and after the Effective Date, including at all times following the Date of Termination, (i) the Executive agrees not to make any statement that is intended to become public, or that should reasonably be expected to become public, and that criticizes, ridicules, disparages or is otherwise derogatory of the Company, any of its Affiliated Companies, or their respective employees, officers, directors or stockholders, and (ii) the Company shall direct its officers, directors, and other authorized representatives not to make any statement that is intended to become public, or that should reasonably be expected to become public, and that criticizes, ridicules, disparages or is otherwise derogatory of the Executive.

(d)    Nothing in this Agreement, the Invention and Non-Disclosure Agreement attached hereto as Exhibit A, the Non-Compete Agreement attached hereto as Exhibit B or any policy or procedure of the Company, shall be construed to prevent disclosure of Confidential Information as may be required or permitted by applicable law or regulation; especially with respect to a federal or state administrative agency (e.g., Equal Employment Opportunity Commission, equivalent state employment agency, Securities and Exchange Commission, etc.) and including as part of filing a charge or complaint with such federal or state administrative agency, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required or permitted by such law, regulation, or order. The Executive does not need the prior authorization of, or to provide notice to, any representative of the Company to file a charge or complaint with, or otherwise participate in an investigation or proceeding that may be commenced by, a federal or state administrative agency. With respect, specifically, to an order of a court of competent jurisdiction, Executive will promptly provide the General Counsel of the Company with written notice of any such order. If the Company chooses to seek a protective order or other remedy, Executive will cooperate fully with the Company. If the Company does not obtain a protective order or other

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remedy or waives compliance with certain provisions of this Agreement, Executive will furnish only that portion of the Confidential Information which, in the written opinion of counsel, is legally required to be disclosed and will use its best efforts to obtain assurances that confidential treatment will be accorded to such disclosed Confidential Information. In addition, nothing in this Agreement in any way prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding, Executive from exercising Executive’s rights under Section 7 of the National Labor Relations Act (NLRA) or otherwise disclosing information as permitted by law. Nothing in this Agreement in any way prohibits or is intended to restrict or impede, the Executive’s right to receive an award from any federal or state administrative agency for information provided under any protected whistleblower or similar program.

10.Successors.
(a)This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.
(b)This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
(c)The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.
11.Section 409A.
(a)This Agreement is intended to comply with Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non- compliance with Section 409A.

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(b)Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with the Executive’s termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Executive is determined to be a “specified employee” within the meaning of Section 409A, then such payment or benefit shall not be paid until the first payroll date following the date that is six months from the Termination Date or, if earlier, on the Executive’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.
(c)To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.
12.Section 280G. The Executive hereby agrees to the terms set forth in Exhibit D to this Agreement.
13.Release. As a condition of receipt of the severance payments and benefits set forth in Sections 4(a)(ii) or 5(c)(ii) of this Agreement, as applicable, the Executive (or, in the event of the Executive’s termination due to death or Disability, the Executive’s estate, beneficiaries or other representatives, as applicable) shall be required to sign a release of claims in substantially the form attached hereto as Exhibit C (the “Release”) and to abide by the provisions thereof. The Release contains a release and waiver of any claims the Executive or the Executive’s estate, beneficiaries and other representatives may have against the Company, any of its Affiliated Companies, and any of their respective officers, directors, affiliates and/or representatives, and shall release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims. Except as otherwise provided in Section 11, payments and benefits under this Agreement will be paid on the 60th day following the Executive’s termination of employment provided the Executive has executed and submitted the Release and the statutory period during which the Executive is entitled to revoke the Release has expired on or before that 60th day without the Executive revoking the Release. Notwithstanding anything to the contrary herein, if the Executive fails to timely execute and submit the Release, or the Executive or revokes the Release after its timely execution and submission, the Executive will not be entitled to receive any of the severance payments or benefits, the receipt of which is made contingent upon such execution and non-revocation, as set forth in Sections 4(a)(ii) and 5(c)(ii) hereof, as applicable.
14.Miscellaneous.

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(a)This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
(b)This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.
(c)All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail, return receipt

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requested, postage prepaid, or by e-mail, read receipt requested, addressed as follows (or such other addresses as specified by the parties by like notice):
If to the Executive:
at the address and e-mail on file in the Company’s records. If to the Company:
IDEXX Laboratories, Inc. One IDEXX Drive Westbrook, ME 04092 Attention: General Counsel
E-mail: GeneralCounsel@idexx.com
Notice and communications shall be effective when actually received by the addressee.
(d)The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
(e)The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(f)The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
(g)The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is “at-will” and the Executive’s employment and/or this Agreement may be terminated by either the Executive or the Company by written notice to the other, at any time, in which case the Executive shall have no further rights or obligations under this Agreement (other than those set forth in Section 4 and Section 5(c), as applicable). From and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, including, but not limited to, that certain Second Amended and Restated Employment Agreement between the Company and the Executive dated as of October 23, 2019, that certain Amended and Restated Executive Employment Agreement by and between the Company and the Executive, dated as of May 26, 2013, and that certain Executive Employment Agreement by and between the Company and the Executive dated as of February 13, 2012 (and the Invention and Non-Disclosure Agreement and Non-Compete Agreement attached thereto, respectively) and supersedes all prior communications, agreements and understandings, written or oral, with the Company or any of its

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affiliates or predecessors with respect to the terms and conditions of the Executive’s employment.
(h)The Executive agrees that jurisdiction and venue for any action arising from or relating to this Agreement or the relationship between the parties, including but not limited to matters concerning validity, construction, performance, or enforcement, shall be exclusively in the federal and state courts of the State of Maine located in Cumberland County (collectively, the “Selected Courts”) (provided, that a final judgment in any such action shall be conclusive and enforced in other jurisdictions) and further agree that service of process may be made in any manner permitted by law. The Executive irrevocably waives and agrees not to assert (i) any objection which it may ever have to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the Selected Courts, and (ii) any claim that any such action brought in any such court has been brought in an inconvenient forum. This Section 14(h) is intended to fix the location of potential litigation between the parties and does not create any causes of action or waive any defenses or immunities to suit, or obviate the rights of the parties to agree to arbitration with respect to any conflicts related to this Agreement or the Executive’s employment hereunder. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY, TO THE EXTENT LAWFUL, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.
(i)Whenever possible, each provision or portion of any provision of this Agreement, including those contained in the Invention and Non-Disclosure Agreement attached hereto as Exhibit A, and the Non-Compete Agreement attached hereto as Exhibit B, will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement, including those contained in the Invention and Non-Disclosure Agreement attached hereto as Exhibit A, and the Non-Compete Agreement attached hereto as Exhibit B, is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.
(j)This Agreement may be executed by .pdf or facsimile signatures in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

EXECUTIVE:

/s/ Jonathan Jay Mazelsky
Jonathan (Jay) Mazelsky

COMPANY:
IDEXX Laboratories, Inc.

By: /s/ Sharon E. Underberg
Name: Sharon E. Underberg
Title: Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Third Amended and Restated Executive Employment Agreement]

Exhibit A
Invention and Non-Disclosure Agreement
Attached

A-1

EXHIBIT A
CONFIDENTIAL INFORMATION, WORK PRODUCT, AND RESTRICTIVE COVENANT AGREEMENT
This Confidential Information, Work Product, and Restrictive Covenant Agreement (“Agreement”) is made by and between IDEXX Laboratories, Inc. and its parents, subsidiaries, affiliates, predecessors, successors and assigns (the “Company”) and the undersigned individual (“Employee”) (collectively, the “Parties” and individually a “Party”).
WHEREAS, the Company and Employee agree that the Company has a legitimate business interest in, among other things, its Confidential Information (defined below) and Trade Secrets (defined below), and in the significant time, money, training, team building and other efforts it expends to develop Employee’s skills to assist Employee in performing Employee’s duties for the Company, including with respect to establishing, developing and maintaining the goodwill and business relationships with the Company’s customers and employees, all of which Employee agrees are valuable assets of the Company to which it has devoted substantial resources;
WHEREAS, the Company and Employee agree that the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers and employees are not generally known to the public, were developed over time and at significant cost to the Company, and are the subject of reasonable efforts of protection by the Company against disclosure to unauthorized parties; and
WHEREAS, as part of performing Employee’s duties for the Company, Employee will have access to and/or will use the Company’s Confidential Information and Trade Secrets and will work with customers and employees; and
WHEREAS, the Company and Employee agree that this Agreement is reasonable to protect the Company against the irreparable harm it would suffer if Employee left the Company’s employment (for any reason) and used or disclosed its Confidential Information and Trade Secrets, and/or interfered with the goodwill and relationships the Company has in its customers and employees.
NOW, THEREFORE, for good and valuable consideration, to which Employee would not otherwise be entitled without entering into this Agreement, including: (a) the promises and covenants contained in this Agreement; (b) Employee’s employment or continued employment with the Company;
(c) Employee’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers and employees; (d) the specialized training the Company provides to Employee to allow Employee to perform Employee’s duties for the Company; and/or (e) other good and valuable monetary consideration, the Company and Employee agree as follows (including the foregoing recitals which are expressly incorporated in this Agreement):
1.Disclosures. In order to maintain Employee’s confidentiality obligations and to avoid conflicts of interest which may arise, Employee will disclose (and allow the Company to disclose) to any future prospective employers the existence of this Agreement and the nature of Employee’s confidentiality and restrictive covenant obligations arising from it before Employee accepts any new position of employment.
2.Definitions.
2.1.“Confidential Information” means information that is created and used in the Company’s business and which is not generally known by the public, including but not limited to: trade secrets, proprietary or customized software and databases (including, but not limited to, veterinary practice management platforms relating to issues such as patient scheduling and care, customer information and communications (including telemedicine), medication management and prescriptions, and business and/or personnel management and development); manufacturing processes and methods, product formulas, research and development used by or in development for use or sale by the Company (including, but not limited to those relating to the manufacture of laboratory products, instruments, equipment, and consumables used in veterinary and/or human medicine); new product plans; the Company’s confidential records pertaining to its existing or potential customers, including key customer contact information, contract terms and related information; confidential business opportunities; merger or acquisition activity (including targets, opportunities, or prospects); confidential information regarding suppliers or vendors, including key supplier or vendor contact information, contract terms and related information; strategies for advertising and marketing; confidential business processes and strategies, including training, policies and procedures; personnel composition (wages, specialization, etc.); financial and revenue data and reports, including pricing, quoting and billing methods; and any other business information that the Company maintains as confidential. Employee specifically understands and agrees that the term Confidential Information also includes all confidential information of a third party that may be communicated to, acquired by, learned of, or developed by Employee in the course of or as a result of Employee’s employment with the Company. Confidential Information does not include information that is or may become known to Employee or to the public from sources outside the Company and through means other than a breach of this Agreement or disclosed by Employee after written approval from the Company.
2.2.“Competitive Product or Service” means any product, process, system or service (in existence or under development) of any person or organization other than the Company that is the same as, similar to, or competes with, a product, process, system or service (in existence or under development) upon which Employee worked or had responsibilities at the Company during the twenty- four (24) months prior to the Last Day (as defined below).
2.3.“Competitor” means Employee or any other person or organization engaged in or about to become engaged in, research or development, production, marketing, leasing, selling, or servicing of a Competitive Product or Service.
2.4.“Customer” means any person(s) or entity(ies) whom, within twenty-four (24) months prior to the Last Day, Employee, directly or Indirectly (e.g., through employees whom Employee supervised): (a) provided products or services in connection with the Company’s business; or (b) provided written proposals concerning receiving products or services from the Company.
2.5.“Effective Date” means the date on which the provisions of this Agreement, or any of them, may be enforced by any Party.
1.1.1.1.With respect to the Non-Competition restrictions set forth in Section 3.1 below, the Effective Date refers to the later of the date that occurs (a) one year after Employee’s commencement of employment with the Company or (b) six (6) months after Employee’s execution of this Agreement. Employees who (i) prior to September 19, 2019, executed an agreement with the Company that contains any non-competition restriction and (ii) have remained continuously employed by the Company since executing such an agreement shall remain bound by such restrictions until the Effective Date of the Non-Competition restrictions in Section 3.1 of this Agreement. Thereafter, the terms of this Agreement shall fully supersede such prior agreement(s).
1.1.1.2.With respect to all provisions of this Agreement other than Section 3.1, Effective Date refers to the date on which Employee executes this Agreement.

2.6.“Indirectly” means (including as defined in Section 2.4) that Employee will not assist others in performing business activities that Employee is prohibited from engaging in directly under this Agreement.
2.7.“Last Day” means Employee’s last day of employment with the Company regardless of the reason for Employee’s separation, including with or without cause, voluntary or involuntary. It does not encompass Employee’s continuous employment between Company entities. As referenced below, such movement shall be deemed as unbroken and continued employment under this Agreement and these covenants.
2.8.“Restricted Geographic Area” means the territory (i.e.: (i) country(ies) (ii) state(s), (iii) county(ies), or (iv) city(ies)) in which, during the twenty-four (24) months prior to the Last Day: (a) Employee provided services on behalf of the Company; (b) Employee solicited Customers or otherwise sold products or services on behalf of the Company; (c) the Company sold products or services and Employee had Confidential Information about (i) the Company’s business in the territory and/or (ii) the products or services sold in the territory; and/or (d) individuals supervised by Employee provided services, solicited Customers, or otherwise sold products or services on behalf of the Company.
2.9.“Restricted Period” means the period of Employee’s employment with the Company and a period of twenty-four (24) months after the Last Day. Employee recognizes that this durational term is reasonably and narrowly tailored to the Company’s legitimate business interest and need for protection with each position Employee holds at the Company.
2.10.“Trade Secret” means information defined as a trade secret under applicable state law or the Defend Trade Secrets Act of 2016.
3.Restrictive Covenants. To protect the Company’s legitimate business interests, including with respect to Employee’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its referral sources, customers and employees, Employee agrees that:

3.1.Non-Competition. Prior to the Effective Date, if the Employee is subject to an agreement effective before September 19, 2019, the Employee shall remain bound by any such prior agreement(s). Following the Effective Date, during the Restricted Period and within the Restricted Geographic Area, Employee will not, directly or Indirectly, perform the same or similar responsibilities Employee performed for the Company in connection with a Competitive Product or Service. Notwithstanding the foregoing, Employee may accept employment with a Competitor whose business is diversified, provided that: (a) Employee will not be engaged in working on or providing Competitive Products or Services or otherwise use or disclose Confidential Information or Trade Secrets; and (b) the Company receives prior written assurances from the Competitor and Employee that are satisfactory to the Company that Employee will not work on or provide Competitive Products or Services, or otherwise use or disclose Confidential Information or Trade Secrets. In addition, nothing in this Agreement is intended to prevent Employee from investing Employee’s funds in securities of a person engaged in a business that is directly competitive with the Company if the securities of such a person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Employee’s holdings represent less than one percent (1%) of the total number of outstanding shares or principal amount of the securities of such a person.

3.2.Non-Solicitation and Non-Inducement of Customers. During the Restricted Period and in connection with a Competitive Product or Service, Employee shall not directly or Indirectly: (a) solicit or attempt to solicit any Customer; or (b) induce or encourage any Customer to terminate a relationship with the Company or otherwise to cease accepting services or products from the Company.

3.3.Non-Solicitation and Non-Inducement of Employees. During the Restricted Period, Employee shall not directly or Indirectly: (a) solicit, recruit, encourage (or attempt to solicit, recruit or encourage), or by assisting others in soliciting, recruiting or encouraging, any Company employees or former employees with whom Employee worked, had business contact, or about whom Employee gained non-public or Confidential Information (“Employees or Former Employees”); (b) contact or communicate with Employees or Former Employees for the purpose of inducing, assisting, encouraging and/or facilitating them to terminate their employment with the Company or find employment or work with another person or entity; (c) provide or pass along to any person or entity the name, contact and/or background information about any Employees or Former Employees or provide references or any other information about them; (d) provide or pass along to Employees or Former Employees any information regarding potential jobs or entities or persons for which to work, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; and/or (e) offer employment or work to any Employees or Former Employees. For purposes of this covenant, “Former Employees” shall refer to employees who are not employed by the Company at the time of the attempted recruiting or hiring, but were employed by, or working for the Company in the three (3) months prior to the time of the attempted recruiting or hiring and/or interference.
3.4.Covenants are Reasonable. Employee acknowledges and agrees that: the covenants in this section are necessary and essential to protect the Company’s Confidential Information, Trade Secrets and the goodwill in its customers and employees; the area, duration and scope of the covenants in this section are reasonable and necessary to protect the Company; they do not unduly oppress or restrict Employee’s ability to earn a livelihood in Employee’s chosen profession; they are not an undue restraint on Employee’s trade or any of the public interests that may be involved; good and valuable consideration exists for Employee’s agreement to be bound by such covenants; and the Company has a legitimate business purpose in requiring Employee to abide by the covenants set forth in this section.
4.Confidential Information and Trade Secrets.
4.1.Access and Use. Employee expressly acknowledges and agrees that, by virtue of Employee’s employment with the Company and exercise of Employee’s duties for the Company, Employee will have access to and will use certain Confidential Information and Trade Secrets, and that such Confidential Information and Trade Secrets constitute confidential and proprietary business information and/or Trade Secrets of the Company, all of which is the Company’s exclusive property. Accordingly, Employee agrees that Employee will not, and will not permit any other person or entity to, directly or Indirectly, without the prior written consent of the Company: (a) use Confidential Information or Trade Secrets for the benefit of any person or entity other than the Company; (b) remove, copy, duplicate or otherwise reproduce any document or tangible item embodying or pertaining to any of the Confidential Information or Trade Secrets, except as required to perform responsibilities for Company; and (c) while employed and thereafter, publish, release, disclose, deliver or otherwise make available to any third party any Confidential Information or Trade Secrets by any communication, including oral, documentary, electronic or magnetic information transmittal device or media.
4.2.Duration of Confidential Information and Trade Secrets. This obligation of non- disclosure and non-use shall last so long as the information remains confidential. Employee, however, understands that, if Employee primarily lives and works in any state requiring a temporal limit on non- disclosure clauses, Confidential Information shall be protected for no less than two (2) years following the

Last Day. Employee also understands that Trade Secrets are protected by statute and are not subject to any time limits. Employee also agrees to contact the Company before using, disclosing, or distributing any Confidential Information or Trade Secrets if Employee has any questions about whether such information is protected information.
4.3.Immunity under the Defend Trade Secrets Act of 2016. Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (a) is made (i) in confidence to a Federal, State, or local government official, either directly or Indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under said Act.
4.4.Additional Legal Exceptions to Non-Disclosure Obligations. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation; especially with respect to a federal or state administrative agency (e.g., EEOC, equivalent state employment agency, etc.), or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. With respect to an order of a court of competent jurisdiction, Employee will promptly provide the General Counsel of the Company with written notice of any such order. If the Company chooses to seek a protective order or other remedy, Employee will cooperate fully with the Company. If the Company does not obtain a protective order or other remedy or waives compliance with certain provisions of this Agreement, Employee will furnish only that portion of the Confidential Information which, in the written opinion of counsel, is legally required to be disclosed and will use its best efforts to obtain assurances that confidential treatment will be accorded to such disclosed Confidential Information. In addition, nothing in this Agreement in any way prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding, Employee from exercising Employee’s rights under Section 7 of the National Labor Relations Act (NLRA) or otherwise disclosing information as permitted by law.
5.Return of Company Property and Information. Employee agrees that upon the Last Day (or earlier if requested by the Company) to immediately return to the Company all property and information belonging to the Company (in electronic or hard-copy form). Employee shall also disclose to the Company any passwords for Employee’s computer or other access codes for anything associated with Employee’s employment with the Company, and shall not delete or modify or alter any property prior to its return to the Company. Employee also shall provide the Company with access to any personal computer, tablet, phone, external hard drives, flash drives, cloud-based storage platforms, or any other personal device or storage location with Company information, whether or not such information is designated as confidential or proprietary, so that the Company may remove or delete any Company information.
6.Assignment of Inventions and Original Works.
6.1.Prior Inventions and Creative Works. Employee understands Employee’s obligation (on or before the date Employee executes this Agreement) to identify to the Company in writing any of Employee’s Prior Inventions or Creative Works. Employee’s failure to do so means that no such Prior Inventions or Creative Works exist. Employee agrees not to incorporate, or permit to be incorporated, any Prior Invention or Creative Works owned by Employee, or in which Employee has an interest, into a Company product, process, program, or machine, including any software code created or developed on the Company’s behalf or in which the Company has an ownership interest pursuant to the terms of this Agreement, without the Company’s prior written consent. “Prior Inventions” means all

Inventions that were made by Employee prior to Employee’s employment with the Company, that belong to Employee and which relate to the Company’s current or proposed business, products, services, or research and development, and are not presently assigned by Employee under this Agreement. “Creative Works” means any and all works of authorship including, for example, written documents, spreadsheets, graphics, designs, trademarks, service marks, algorithms, computer programs and code, protocols, formulas, mask works, brochures, presentations, photographs, music or compositions, manuals, reports, and compilations of various elements.
6.2.Assignment of Inventions. Employee agrees to promptly make full written disclosure to the Company of, to hold in trust for the sole right and benefit of the Company, and presently assign to the Company (or its designees), without any additional consideration, all of Employee’s right, title, and interest in and to any and all Inventions that Employee Invents during Employee’s employment or for a period of one (1) year following the Last Day. Employee understands that the obligations under this section do not apply to any Invention for which no equipment, supplies, facility, or Confidential Information or Trade Secrets of the Company was used and which was developed entirely on Employee’s own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Employee for the Company. “Invention(s)” means inventions, developments, concepts, improvements, designs, discoveries, devices, apparatus, processes, practices, compositions, formulas, machines, articles of manufacture, methods (including business methods), inventive ideas, algorithms, computer software code and programs, protocols, formulas, mask works, compositions, trademarks, service marks, or trade secrets, whether or not reduced to practice, patentable, or registrable under patent, copyright, trademark, or similar laws, which Employee Invents, either solely or jointly, during normal working hours or when Employee is expected to be working, or that relate to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or that are substantially aided by Employee’s use of the Company’s equipment, supplies, facilities, or Confidential Information or Trade Secrets, or contains any of the Company’s Confidential Information or Trade Secrets, or that are the direct or substantial result of any work performed by Employee for the Company. “Invent,” “Invents,” and “Invented” means to conceive of, develop, reduce to practice, or otherwise invent (as that term is commonly understood) and is not limited to its general usage under U.S. or foreign patent law.

6.3.Works Made for Hire. Employee acknowledges that all Creative Works that are made by Employee (solely or jointly with others) within the scope of and during the period of Employee’s employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. § 101) and are deemed specially ordered by the Company under the U.S. Copyright law. In the event that any Creative Work is determined not to be a “work made for hire,” this Agreement shall operate as an irrevocable assignment by Employee to the Company of all applicable state, federal, and international copyrights, trademarks, service marks, or other similar rights in the Creative Work, including all right, title, and interest.
6.4.Patent and Copyright Registrations. Employee agrees (both during and after employment) to: assist the Company (or its designees), at the Company’s expense, but without additional compensation to Employee, to secure the Company’s rights, as well as the rights of any government entities or third parties to which the Company directs any assignment, in any Inventions, copyrights, or other intellectual property rights in any and all countries. If the Company is unable for any reason whatsoever, including the Company’s inability after expending reasonable efforts to locate Employee or the Employee’s mental or physical incapacity, to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations or other intellectual property rights (or on any document transferring ownership thereof) covering Inventions, Prior Inventions, or Creative Works assigned to the Company under this Agreement, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact to act for and on Employee’s behalf and in Employee’s stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations or transfers thereof with the same legal force and effect as if executed by Employee. This appointment is coupled with an interest in and to the Inventions and Creative Works and shall survive Employee’s death or disability.
6.5.Duty to Disclose Information and Maintain Records. Employee agrees that while employed and for two (2) years following the Last Day, to promptly disclose to the Company in writing all Inventions and Creative Works authored or conceived by Employee, alone or jointly with others, along with all attempts to register, patent, or otherwise claim ownership over or alienate such Inventions and Creative Works.
6.6.Moral Rights. To the maximum extent allowed by law, the assignment of rights in this Section 6 includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively, “Moral Rights”). To the extent that Employee retains any such Moral Rights under applicable law, Employee hereby ratifies and consents to ( and provides all necessary ratifications and consents to) any action that may be taken with respect to such Moral Rights by ( or authorized by) the Company, and Employee agrees not to assert any Moral Rights with respect thereto. Employee will confirm any such ratifications, consents and agreements from time to time as requested by the Company.
7.At-Will. Employee acknowledges and agrees that nothing in this Agreement is a guarantee or assurance of employment for any specific period of time. Employee understands that Employee is an at-will employee and that either Employee or Company may terminate this at-will employment relationship at any time for any reason not prohibited by law.
8.Severability and Reformation. Employee and the Company agree if any particular paragraphs, subparagraphs, phrases, words, or other portions of this Agreement are determined by an appropriate court to be invalid or unenforceable as written, they shall be modified as necessary to comport with the reasonable intent and expectations of the parties and in favor of providing reasonable protection to all of the Company’s legitimate business interests, and such modification shall not affect the remaining provisions of this Agreement, or if any provision(s) cannot be modified to be made valid or enforceable, then they shall be severed from this Agreement, and all remaining terms and provisions shall remain enforceable.
9.Tolling. The Company reserves the right to request, and Employee will not object, that a court of competent jurisdiction extend the Restricted Period for any period of time that Employee is in breach of this Agreement as a form of equitable relief so that the Company receives the full benefit of Employee’s promises in the restrictive covenants.
10.Relief, Remedies and Enforcement. Employee acknowledges and agrees that a breach of any provision of this Agreement by Employee will cause serious and irreparable injury to the Company that will be difficult to quantify and that money damages alone will not adequately compensate the Company. In the event of a breach or threatened or intended breach of this Agreement by Employee, the Company shall be entitled to injunctive relief, both temporary and final, enjoining and restraining such breach or threatened or intended breach. Employee further agrees that should Employee breach this Agreement, the Company will be entitled to any and all other legal or equitable remedies available to it, including the recovery and return of any amount paid to Employee to enter into this Agreement, the disgorgement of any profits, commissions, or fees realized by Employee, any subsequent employers, any business owned or operated by Employee, or any of Employee’s agents, heirs, or assigns. Employee shall also pay the Company all reasonable costs and attorneys’ fees the Company incurred because of Employee’s breach of any provisions of this Agreement.

11.Entire Agreement, Amendments. Employee agrees that this Agreement constitutes the entire agreement and understanding between the parties and, except as specifically described in Sections
1.1.1.and 3.1 above, or otherwise agreed to in a writing signed by Employee and the General Counsel of the Company, this Agreement supersedes any prior agreements, either oral or in writing, between Employee and the Company with respect to all matters within the scope of this Agreement. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Employee and the General Counsel of the Company. This Agreement shall be enforced in accordance with its terms and shall not be construed against either party.
12.No Conflicts. Employee represents and warrants that Employee’s performance of all the terms of this Agreement, and the performance of Employee’s duties as an employee of the Company or the fact of Employee’s employment with the Company, do not and will not breach any agreement between Employee and any other person, including any prior employer.
13.Survival. The obligations Employee has undertaken in this Agreement shall survive the Last Day and no dispute regarding any other provisions of this Agreement or regarding Employee’s employment or the termination of Employee’s employment shall prevent the operation and enforcement of these obligations.
14.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one instrument. A signature made on a
.PDF or facsimile copy of this Agreement or a signature to this Agreement transmitted by .PDF or facsimile shall have the same effect as an original signature.
15.Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. Employee may not assign Employee’s rights and obligations under this Agreement without prior written consent of the Company. The Company may assign this Agreement and/or its rights or obligations under this Agreement. Any and all rights and remedies of the Company under this Agreement shall inure to the benefit of and be enforceable by any successor or assignee of the Company.
16.Governing Law/Venue/Waiver. This Agreement shall be construed and enforced in accordance with the laws of the State of Maine without reference to principles of conflicts of laws. The parties stipulate that the exclusive venue for any legal proceeding arising out of this Agreement is the state and federal courts sitting in Portland, Maine (Cumberland County), and waives any defense, whether asserted by motion or pleading, that the venue specified by this section is an improper or inconvenient venue; provided that the Company may commence a legal proceeding in any other relevant jurisdiction for the purpose of enforcing its rights under this Agreement. The parties further agree that any disputes between them, whether relating to this Agreement or any other conflict, claim or dispute, shall be tried by a judge. The parties waive their rights to a jury trial of any dispute between them.
17.Electronic Signature. Employee agrees that the Company may enforce this Agreement with a copy for which Employee has provided an electronic signature, and that such electronic signature may be satisfied by procedures that the Company or a third party designated by the Company has established or may establish for an electronic signature system, and Employee’s electronic signature shall be the same as, and shall have the same force and effect as, Employee’s written signature. By electronically accepting this Agreement, Employee agrees to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”

IN WITNESS WHEREOF, the undersigned Employee has executed this Agreement freely and voluntarily with the intention of being legally bound by it.

________________________________

Signature

_____________________________
Print Name

_____________________

Date

Exhibit B
Non-Compete Agreement
Attached

B-1

EXHIBIT B
CONFIDENTIAL INFORMATION, WORK PRODUCT, AND RESTRICTIVE COVENANT AGREEMENT
This Confidential Information, Work Product, and Restrictive Covenant Agreement (“Agreement”) is made by and between IDEXX Laboratories, Inc. and its parents, subsidiaries, affiliates, predecessors, successors and assigns (the “Company”) and the undersigned individual (“Employee”) (collectively, the “Parties” and individually a “Party”).
WHEREAS, the Company and Employee agree that the Company has a legitimate business interest in, among other things, its Confidential Information (defined below) and Trade Secrets (defined below), and in the significant time, money, training, team building and other efforts it expends to develop Employee’s skills to assist Employee in performing Employee’s duties for the Company, including with respect to establishing, developing and maintaining the goodwill and business relationships with the Company’s customers and employees, all of which Employee agrees are valuable assets of the Company to which it has devoted substantial resources;
WHEREAS, the Company and Employee agree that the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers and employees are not generally known to the public, were developed over time and at significant cost to the Company, and are the subject of reasonable efforts of protection by the Company against disclosure to unauthorized parties; and
WHEREAS, as part of performing Employee’s duties for the Company, Employee will have access to and/or will use the Company’s Confidential Information and Trade Secrets and will work with customers and employees; and
WHEREAS, the Company and Employee agree that this Agreement is reasonable to protect the Company against the irreparable harm it would suffer if Employee left the Company’s employment (for any reason) and used or disclosed its Confidential Information and Trade Secrets, and/or interfered with the goodwill and relationships the Company has in its customers and employees.
NOW, THEREFORE, for good and valuable consideration, to which Employee would not otherwise be entitled without entering into this Agreement, including: (a) the promises and covenants contained in this Agreement; (b) Employee’s employment or continued employment with the Company;
(c) Employee’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers and employees; (d) the specialized training the Company provides to Employee to allow Employee to perform Employee’s duties for the Company; and/or (e) other good and valuable monetary consideration, the Company and Employee agree as follows (including the foregoing recitals which are expressly incorporated in this Agreement):
1.Disclosures. In order to maintain Employee’s confidentiality obligations and to avoid conflicts of interest which may arise, Employee will disclose (and allow the Company to disclose) to any future prospective employers the existence of this Agreement and the nature of Employee’s confidentiality and restrictive covenant obligations arising from it before Employee accepts any new position of employment.
2.Definitions.
2.1.“Confidential Information” means information that is created and used in the Company’s business and which is not generally known by the public, including but not limited to: trade secrets, proprietary or customized software and databases (including, but not limited to, veterinary practice management platforms relating to issues such as patient scheduling and care, customer information and communications (including telemedicine), medication management and prescriptions, and business and/or personnel management and development); manufacturing processes and methods, product formulas, research and development used by or in development for use or sale by the Company (including, but not limited to those relating to the manufacture of laboratory products, instruments, equipment, and consumables used in veterinary and/or human medicine); new product plans; the Company’s confidential records pertaining to its existing or potential customers, including key customer contact information, contract terms and related information; confidential business opportunities; merger or acquisition activity (including targets, opportunities, or prospects); confidential information regarding suppliers or vendors, including key supplier or vendor contact information, contract terms and related information; strategies for advertising and marketing; confidential business processes and strategies, including training, policies and procedures; personnel composition (wages, specialization, etc.); financial and revenue data and reports, including pricing, quoting and billing methods; and any other business information that the Company maintains as confidential. Employee specifically understands and agrees that the term Confidential Information also includes all confidential information of a third party that may be communicated to, acquired by, learned of, or developed by Employee in the course of or as a result of Employee’s employment with the Company. Confidential Information does not include information that is or may become known to Employee or to the public from sources outside the Company and through means other than a breach of this Agreement or disclosed by Employee after written approval from the Company.
2.2.“Competitive Product or Service” means any product, process, system or service (in existence or under development) of any person or organization other than the Company that is the same as, similar to, or competes with, a product, process, system or service (in existence or under development) upon which Employee worked or had responsibilities at the Company during the twenty- four (24) months prior to the Last Day (as defined below).
2.3.“Competitor” means Employee or any other person or organization engaged in or about to become engaged in, research or development, production, marketing, leasing, selling, or servicing of a Competitive Product or Service.
2.4.“Customer” means any person(s) or entity(ies) whom, within twenty-four (24) months prior to the Last Day, Employee, directly or Indirectly (e.g., through employees whom Employee supervised): (a) provided products or services in connection with the Company’s business; or (b) provided written proposals concerning receiving products or services from the Company.
2.5.“Effective Date” means the date on which the provisions of this Agreement, or any of them, may be enforced by any Party.
1.1.1.1.With respect to the Non-Competition restrictions set forth in Section 3.1 below, the Effective Date refers to the later of the date that occurs (a) one year after Employee’s commencement of employment with the Company or (b) six (6) months after Employee’s execution of this Agreement. Employees who (i) prior to September 19, 2019, executed an agreement with the Company that contains any non-competition restriction and (ii) have remained continuously employed by the Company since executing such an agreement shall remain bound by such restrictions until the Effective Date of the Non-Competition restrictions in Section 3.1 of this Agreement. Thereafter, the terms of this Agreement shall fully supersede such prior agreement(s).
1.1.1.2.With respect to all provisions of this Agreement other than Section 3.1, Effective Date refers to the date on which Employee executes this Agreement.

2.6.“Indirectly” means (including as defined in Section 2.4) that Employee will not assist others in performing business activities that Employee is prohibited from engaging in directly under this Agreement.
2.7.“Last Day” means Employee’s last day of employment with the Company regardless of the reason for Employee’s separation, including with or without cause, voluntary or involuntary. It does not encompass Employee’s continuous employment between Company entities. As referenced below, such movement shall be deemed as unbroken and continued employment under this Agreement and these covenants.
2.8.“Restricted Geographic Area” means the territory (i.e.: (i) country(ies) (ii) state(s), (iii) county(ies), or (iv) city(ies)) in which, during the twenty-four (24) months prior to the Last Day: (a) Employee provided services on behalf of the Company; (b) Employee solicited Customers or otherwise sold products or services on behalf of the Company; (c) the Company sold products or services and Employee had Confidential Information about (i) the Company’s business in the territory and/or (ii) the products or services sold in the territory; and/or (d) individuals supervised by Employee provided services, solicited Customers, or otherwise sold products or services on behalf of the Company.
2.9.“Restricted Period” means the period of Employee’s employment with the Company and a period of twenty-four (24) months after the Last Day. Employee recognizes that this durational term is reasonably and narrowly tailored to the Company’s legitimate business interest and need for protection with each position Employee holds at the Company.
2.10.“Trade Secret” means information defined as a trade secret under applicable state law or the Defend Trade Secrets Act of 2016.
3.Restrictive Covenants. To protect the Company’s legitimate business interests, including with respect to Employee’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its referral sources, customers and employees, Employee agrees that:

3.1.Non-Competition. Prior to the Effective Date, if the Employee is subject to an agreement effective before September 19, 2019, the Employee shall remain bound by any such prior agreement(s). Following the Effective Date, during the Restricted Period and within the Restricted Geographic Area, Employee will not, directly or Indirectly, perform the same or similar responsibilities Employee performed for the Company in connection with a Competitive Product or Service. Notwithstanding the foregoing, Employee may accept employment with a Competitor whose business is diversified, provided that: (a) Employee will not be engaged in working on or providing Competitive Products or Services or otherwise use or disclose Confidential Information or Trade Secrets; and (b) the Company receives prior written assurances from the Competitor and Employee that are satisfactory to the Company that Employee will not work on or provide Competitive Products or Services, or otherwise use or disclose Confidential Information or Trade Secrets. In addition, nothing in this Agreement is intended to prevent Employee from investing Employee’s funds in securities of a person engaged in a business that is directly competitive with the Company if the securities of such a person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Employee’s holdings represent less than one percent (1%) of the total number of outstanding shares or principal amount of the securities of such a person.

3.2.Non-Solicitation and Non-Inducement of Customers. During the Restricted Period and in connection with a Competitive Product or Service, Employee shall not directly or Indirectly: (a) solicit or attempt to solicit any Customer; or (b) induce or encourage any Customer to terminate a relationship with the Company or otherwise to cease accepting services or products from the Company.

3.3.Non-Solicitation and Non-Inducement of Employees. During the Restricted Period, Employee shall not directly or Indirectly: (a) solicit, recruit, encourage (or attempt to solicit, recruit or encourage), or by assisting others in soliciting, recruiting or encouraging, any Company employees or former employees with whom Employee worked, had business contact, or about whom Employee gained non-public or Confidential Information (“Employees or Former Employees”); (b) contact or communicate with Employees or Former Employees for the purpose of inducing, assisting, encouraging and/or facilitating them to terminate their employment with the Company or find employment or work with another person or entity; (c) provide or pass along to any person or entity the name, contact and/or background information about any Employees or Former Employees or provide references or any other information about them; (d) provide or pass along to Employees or Former Employees any information regarding potential jobs or entities or persons for which to work, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; and/or (e) offer employment or work to any Employees or Former Employees. For purposes of this covenant, “Former Employees” shall refer to employees who are not employed by the Company at the time of the attempted recruiting or hiring, but were employed by, or working for the Company in the three (3) months prior to the time of the attempted recruiting or hiring and/or interference.
3.4.Covenants are Reasonable. Employee acknowledges and agrees that: the covenants in this section are necessary and essential to protect the Company’s Confidential Information, Trade Secrets and the goodwill in its customers and employees; the area, duration and scope of the covenants in this section are reasonable and necessary to protect the Company; they do not unduly oppress or restrict Employee’s ability to earn a livelihood in Employee’s chosen profession; they are not an undue restraint on Employee’s trade or any of the public interests that may be involved; good and valuable consideration exists for Employee’s agreement to be bound by such covenants; and the Company has a legitimate business purpose in requiring Employee to abide by the covenants set forth in this section.
4.Confidential Information and Trade Secrets.
4.1.Access and Use. Employee expressly acknowledges and agrees that, by virtue of Employee’s employment with the Company and exercise of Employee’s duties for the Company, Employee will have access to and will use certain Confidential Information and Trade Secrets, and that such Confidential Information and Trade Secrets constitute confidential and proprietary business information and/or Trade Secrets of the Company, all of which is the Company’s exclusive property. Accordingly, Employee agrees that Employee will not, and will not permit any other person or entity to, directly or Indirectly, without the prior written consent of the Company: (a) use Confidential Information or Trade Secrets for the benefit of any person or entity other than the Company; (b) remove, copy, duplicate or otherwise reproduce any document or tangible item embodying or pertaining to any of the Confidential Information or Trade Secrets, except as required to perform responsibilities for Company; and (c) while employed and thereafter, publish, release, disclose, deliver or otherwise make available to any third party any Confidential Information or Trade Secrets by any communication, including oral, documentary, electronic or magnetic information transmittal device or media.
4.2.Duration of Confidential Information and Trade Secrets. This obligation of non- disclosure and non-use shall last so long as the information remains confidential. Employee, however, understands that, if Employee primarily lives and works in any state requiring a temporal limit on non- disclosure clauses, Confidential Information shall be protected for no less than two (2) years following the

Last Day. Employee also understands that Trade Secrets are protected by statute and are not subject to any time limits. Employee also agrees to contact the Company before using, disclosing, or distributing any Confidential Information or Trade Secrets if Employee has any questions about whether such information is protected information.
4.3.Immunity under the Defend Trade Secrets Act of 2016. Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (a) is made (i) in confidence to a Federal, State, or local government official, either directly or Indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under said Act.
4.4.Additional Legal Exceptions to Non-Disclosure Obligations. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation; especially with respect to a federal or state administrative agency (e.g., EEOC, equivalent state employment agency, etc.), or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. With respect to an order of a court of competent jurisdiction, Employee will promptly provide the General Counsel of the Company with written notice of any such order. If the Company chooses to seek a protective order or other remedy, Employee will cooperate fully with the Company. If the Company does not obtain a protective order or other remedy or waives compliance with certain provisions of this Agreement, Employee will furnish only that portion of the Confidential Information which, in the written opinion of counsel, is legally required to be disclosed and will use its best efforts to obtain assurances that confidential treatment will be accorded to such disclosed Confidential Information. In addition, nothing in this Agreement in any way prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding, Employee from exercising Employee’s rights under Section 7 of the National Labor Relations Act (NLRA) or otherwise disclosing information as permitted by law.
5.Return of Company Property and Information. Employee agrees that upon the Last Day (or earlier if requested by the Company) to immediately return to the Company all property and information belonging to the Company (in electronic or hard-copy form). Employee shall also disclose to the Company any passwords for Employee’s computer or other access codes for anything associated with Employee’s employment with the Company, and shall not delete or modify or alter any property prior to its return to the Company. Employee also shall provide the Company with access to any personal computer, tablet, phone, external hard drives, flash drives, cloud-based storage platforms, or any other personal device or storage location with Company information, whether or not such information is designated as confidential or proprietary, so that the Company may remove or delete any Company information.
6.Assignment of Inventions and Original Works.
6.1.Prior Inventions and Creative Works. Employee understands Employee’s obligation (on or before the date Employee executes this Agreement) to identify to the Company in writing any of Employee’s Prior Inventions or Creative Works. Employee’s failure to do so means that no such Prior Inventions or Creative Works exist. Employee agrees not to incorporate, or permit to be incorporated, any Prior Invention or Creative Works owned by Employee, or in which Employee has an interest, into a Company product, process, program, or machine, including any software code created or developed on the Company’s behalf or in which the Company has an ownership interest pursuant to the terms of this Agreement, without the Company’s prior written consent. “Prior Inventions” means all

Inventions that were made by Employee prior to Employee’s employment with the Company, that belong to Employee and which relate to the Company’s current or proposed business, products, services, or research and development, and are not presently assigned by Employee under this Agreement. “Creative Works” means any and all works of authorship including, for example, written documents, spreadsheets, graphics, designs, trademarks, service marks, algorithms, computer programs and code, protocols, formulas, mask works, brochures, presentations, photographs, music or compositions, manuals, reports, and compilations of various elements.
6.2.Assignment of Inventions. Employee agrees to promptly make full written disclosure to the Company of, to hold in trust for the sole right and benefit of the Company, and presently assign to the Company (or its designees), without any additional consideration, all of Employee’s right, title, and interest in and to any and all Inventions that Employee Invents during Employee’s employment or for a period of one (1) year following the Last Day. Employee understands that the obligations under this section do not apply to any Invention for which no equipment, supplies, facility, or Confidential Information or Trade Secrets of the Company was used and which was developed entirely on Employee’s own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Employee for the Company. “Invention(s)” means inventions, developments, concepts, improvements, designs, discoveries, devices, apparatus, processes, practices, compositions, formulas, machines, articles of manufacture, methods (including business methods), inventive ideas, algorithms, computer software code and programs, protocols, formulas, mask works, compositions, trademarks, service marks, or trade secrets, whether or not reduced to practice, patentable, or registrable under patent, copyright, trademark, or similar laws, which Employee Invents, either solely or jointly, during normal working hours or when Employee is expected to be working, or that relate to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or that are substantially aided by Employee’s use of the Company’s equipment, supplies, facilities, or Confidential Information or Trade Secrets, or contains any of the Company’s Confidential Information or Trade Secrets, or that are the direct or substantial result of any work performed by Employee for the Company. “Invent,” “Invents,” and “Invented” means to conceive of, develop, reduce to practice, or otherwise invent (as that term is commonly understood) and is not limited to its general usage under U.S. or foreign patent law.

6.3.Works Made for Hire. Employee acknowledges that all Creative Works that are made by Employee (solely or jointly with others) within the scope of and during the period of Employee’s employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. § 101) and are deemed specially ordered by the Company under the U.S. Copyright law. In the event that any Creative Work is determined not to be a “work made for hire,” this Agreement shall operate as an irrevocable assignment by Employee to the Company of all applicable state, federal, and international copyrights, trademarks, service marks, or other similar rights in the Creative Work, including all right, title, and interest.
6.4.Patent and Copyright Registrations. Employee agrees (both during and after employment) to: assist the Company (or its designees), at the Company’s expense, but without additional compensation to Employee, to secure the Company’s rights, as well as the rights of any government entities or third parties to which the Company directs any assignment, in any Inventions, copyrights, or other intellectual property rights in any and all countries. If the Company is unable for any reason whatsoever, including the Company’s inability after expending reasonable efforts to locate Employee or the Employee’s mental or physical incapacity, to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations or other intellectual property rights (or on any document transferring ownership thereof) covering Inventions, Prior Inventions, or Creative Works assigned to the Company under this Agreement, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact to act for and on Employee’s behalf and in Employee’s stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations or transfers thereof with the same legal force and effect as if executed by Employee. This appointment is coupled with an interest in and to the Inventions and Creative Works and shall survive Employee’s death or disability.
6.5.Duty to Disclose Information and Maintain Records. Employee agrees that while employed and for two (2) years following the Last Day, to promptly disclose to the Company in writing all Inventions and Creative Works authored or conceived by Employee, alone or jointly with others, along with all attempts to register, patent, or otherwise claim ownership over or alienate such Inventions and Creative Works.
6.6.Moral Rights. To the maximum extent allowed by law, the assignment of rights in this Section 6 includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively, “Moral Rights”). To the extent that Employee retains any such Moral Rights under applicable law, Employee hereby ratifies and consents to ( and provides all necessary ratifications and consents to) any action that may be taken with respect to such Moral Rights by ( or authorized by) the Company, and Employee agrees not to assert any Moral Rights with respect thereto. Employee will confirm any such ratifications, consents and agreements from time to time as requested by the Company.
7.At-Will. Employee acknowledges and agrees that nothing in this Agreement is a guarantee or assurance of employment for any specific period of time. Employee understands that Employee is an at-will employee and that either Employee or Company may terminate this at-will employment relationship at any time for any reason not prohibited by law.
8.Severability and Reformation. Employee and the Company agree if any particular paragraphs, subparagraphs, phrases, words, or other portions of this Agreement are determined by an appropriate court to be invalid or unenforceable as written, they shall be modified as necessary to comport with the reasonable intent and expectations of the parties and in favor of providing reasonable protection to all of the Company’s legitimate business interests, and such modification shall not affect the remaining provisions of this Agreement, or if any provision(s) cannot be modified to be made valid or enforceable, then they shall be severed from this Agreement, and all remaining terms and provisions shall remain enforceable.
9.Tolling. The Company reserves the right to request, and Employee will not object, that a court of competent jurisdiction extend the Restricted Period for any period of time that Employee is in breach of this Agreement as a form of equitable relief so that the Company receives the full benefit of Employee’s promises in the restrictive covenants.
10.Relief, Remedies and Enforcement. Employee acknowledges and agrees that a breach of any provision of this Agreement by Employee will cause serious and irreparable injury to the Company that will be difficult to quantify and that money damages alone will not adequately compensate the Company. In the event of a breach or threatened or intended breach of this Agreement by Employee, the Company shall be entitled to injunctive relief, both temporary and final, enjoining and restraining such breach or threatened or intended breach. Employee further agrees that should Employee breach this Agreement, the Company will be entitled to any and all other legal or equitable remedies available to it, including the recovery and return of any amount paid to Employee to enter into this Agreement, the disgorgement of any profits, commissions, or fees realized by Employee, any subsequent employers, any business owned or operated by Employee, or any of Employee’s agents, heirs, or assigns. Employee shall also pay the Company all reasonable costs and attorneys’ fees the Company incurred because of Employee’s breach of any provisions of this Agreement.

11.Entire Agreement, Amendments. Employee agrees that this Agreement constitutes the entire agreement and understanding between the parties and, except as specifically described in Sections
2.5.1 and 3.1 above, or otherwise agreed to in a writing signed by Employee and the General Counsel of the Company, this Agreement supersedes any prior agreements, either oral or in writing, between Employee and the Company with respect to all matters within the scope of this Agreement. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Employee and the General Counsel of the Company. This Agreement shall be enforced in accordance with its terms and shall not be construed against either party.
12.No Conflicts. Employee represents and warrants that Employee’s performance of all the terms of this Agreement, and the performance of Employee’s duties as an employee of the Company or the fact of Employee’s employment with the Company, do not and will not breach any agreement between Employee and any other person, including any prior employer.
13.Survival. The obligations Employee has undertaken in this Agreement shall survive the Last Day and no dispute regarding any other provisions of this Agreement or regarding Employee’s employment or the termination of Employee’s employment shall prevent the operation and enforcement of these obligations.
14.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one instrument. A signature made on a
.PDF or facsimile copy of this Agreement or a signature to this Agreement transmitted by .PDF or facsimile shall have the same effect as an original signature.
15.Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. Employee may not assign Employee’s rights and obligations under this Agreement without prior written consent of the Company. The Company may assign this Agreement and/or its rights or obligations under this Agreement. Any and all rights and remedies of the Company under this Agreement shall inure to the benefit of and be enforceable by any successor or assignee of the Company.
16.Governing Law/Venue/Waiver. This Agreement shall be construed and enforced in accordance with the laws of the State of Maine without reference to principles of conflicts of laws. The parties stipulate that the exclusive venue for any legal proceeding arising out of this Agreement is the state and federal courts sitting in Portland, Maine (Cumberland County), and waives any defense, whether asserted by motion or pleading, that the venue specified by this section is an improper or inconvenient venue; provided that the Company may commence a legal proceeding in any other relevant jurisdiction for the purpose of enforcing its rights under this Agreement. The parties further agree that any disputes between them, whether relating to this Agreement or any other conflict, claim or dispute, shall be tried by a judge. The parties waive their rights to a jury trial of any dispute between them.
17.Electronic Signature. Employee agrees that the Company may enforce this Agreement with a copy for which Employee has provided an electronic signature, and that such electronic signature may be satisfied by procedures that the Company or a third party designated by the Company has established or may establish for an electronic signature system, and Employee’s electronic signature shall be the same as, and shall have the same force and effect as, Employee’s written signature. By electronically accepting this Agreement, Employee agrees to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”

IN WITNESS WHEREOF, the undersigned Employee has executed this Agreement freely and voluntarily with the intention of being legally bound by it.

_____________________________
Signature

________________________________

Print Name

___________________
Date

Exhibit C
YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE OF CLAIMS.
RELEASE
Capitalized terms used in this release and defined in the Employment Agreement (defined below) shall have the meanings given to such terms under the Employment Agreement.
1.In consideration of the payments and benefits to be made under the Third Amended and Restated Executive Employment Agreement, dated as of August 2, 2024 (the “Employment Agreement”), by and between Jonathan (Jay) Mazelsky (the “Employee” or “you”) and IDEXX Laboratories, Inc. (the “Company”), its subsidiaries and affiliates (hereinafter collectively referred to as “IDEXX”), the sufficiency of which you acknowledge, by signing this general release of claims (the “Release”), you and your heirs and assigns hereby fully, forever, irrevocably and unconditionally release and discharge IDEXX Laboratories, Inc., its subsidiaries and affiliates, and all of their respective former and current officers, directors, owners, stockholders, affiliates, agents, employees, and attorneys (collectively the “Released Parties”) from, and waive, any and all claims, charges, or actions of any kind which you have ever had or now have through the Release Effective Date (as defined below), whether known or unknown, against any or all of the Released Parties, arising out of or relating to your employment or termination from employment, including but not limited to claims under the Employment Agreement, claims under any severance plan maintained by IDEXX, claims for discrimination based on race, sex, disability, national origin, age, religion, color, ancestry, marital or family status, pregnancy, sexual orientation, and any other legally protected attribute or status, and including without limitation claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the National Labor Relations Act, the Maine Human Rights Act, and all other applicable state laws, including but not limited to, laws pertaining to wrongful discharge claims, defamation claims, retaliation claims, unpaid wage claims, or other statutory or common law or contract claims. You acknowledge that this release releases the Released Parties in both their corporate and their individual capacities.
Without limiting the above, this Release also constitutes a release of any claims you may have, as of the Release Effective Date, against the Released Parties, pursuant to the Age Discrimination in Employment Act, as amended (which is the federal statute which makes it illegal for an employer to discharge or otherwise discriminate against an employee because of the employee’s age), including any possible claims relating to termination of your employment.
It is the specific intent and purpose of this Release to release and discharge any and all claims and causes of action of any kind or nature whatsoever as aforesaid to the full extent such release is allowed by law, from the beginning of time until the present day, whether such claims and causes of action are known or unknown and whether specifically mentioned or not. You acknowledge that you are aware that statutes exist that render null and void releases and discharges of claims and causes of actions that are unknown to the releasing or discharging party

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at the time of execution of the release and discharge. You hereby expressly waive, surrender and agree to forego any protection to which you would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction, including, but not limited to, the State of Maine.
You agree not only to release and discharge the Released Parties from any and all claims against the Released Parties that you could make on your own behalf, but also those which may have been or may be made by any other person or organization on your behalf.
You specifically waive any right to become, and promise not to become, a party to any case or proceeding or a member of any class in a case or proceeding in which any claim or claims are asserted against the Released Parties involving any event which has occurred as of the Date of Termination. If you are asserted to be a member of a class in a case or proceeding against the Released Parties involving any events occurring prior to or as of the Release Effective Date, you shall immediately withdraw with prejudice in writing from said class, if permitted by law to do so. You agree that this Release is, will constitute and may be pleaded as a bar to any such case or proceeding.
2.Exceptions to the Release. Notwithstanding the Release set forth above in Paragraph 1, this Release is not a waiver by you of (1) any right or claim that may arise after the Release Effective Date, (2) any right or claim to unemployment compensation, (3) any vested retirement and profit sharing benefits for which you are eligible in accordance with the terms of the respective employee benefit plans, (4) your right to indemnification from the Company under the certificate of incorporation or bylaws of the Company and in accordance with applicable law,
(4) the Accrued Obligations, (5) any rights you may have as a holder of Company common stock or equity-based incentive awards, or (6) any rights under to severance payments or benefits, as applicable, under Section 4(a) or 5(c) of the Employment Agreement, as applicable, or that may not be released by law. This is also not a waiver of any claim you may have for workers’ compensation benefits although you hereby represent to IDEXX that you do not know of any such claims and that you do not believe that you have any workplace injury relating to your employment with IDEXX. Further, nothing in this Release or the Employment Agreement (and any exhibits thereto) will be construed to affect the independent right and responsibility of the Equal Employment Opportunity Commission (“EEOC”) or a state or local fair employment practices agency acting as an EEOC referral agency to enforce employment discrimination laws. Signing this Release will not interfere with your right to file a charge or participate in an investigation or proceeding conducted by the EEOC or the state or local agency as long as you do not seek or accept any damages, remedies, or other relief for yourself personally, which you promise not to do, and any right to which you specifically waive. You understand that unless a court invalidates this Release, you have no right to recover damages against the Released Parties for your claims. Notwithstanding anything to the contrary contained herein, no provision of this Release or the Employment Agreement (or any exhibits thereto) shall be interpreted so as to impede you (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the United States Congress, and any agency Inspector General, or making any other disclosures under the whistleblower provisions of United States federal law or regulation or receiving an award for information provided under any protected whistleblower or similar program. You do not need the prior authorization of IDEXX

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to make any such reports or disclosures and you shall not be required to notify IDEXX that such reports or disclosures have been made.
3.No Admissions. Nothing contained herein shall be construed as an admission by IDEXX of any liability or unlawful conduct whatsoever. You agree and understand that the severance payments and benefits provided pursuant to Section 4(a) or 5(c) as applicable, of the Employment Agreement are provided solely in consideration of your execution of this Release and your obligations under the Ancillary Agreements, and that the payments and benefits are sufficient consideration for the Release.
4.Knowing Consent to Release. By signing below, you understand and agree that:
(a)You have the option to take a full [twenty-one (21)]/[forty-five (45)] days from [●], the date the Release was provided to you by IDEXX, within which to consider this Release before executing it. If you sign this Release sooner than [twenty-one (21)]/[forty-five (45)] days from when it was provided to you, you do so with the understanding that you could have taken the entire [twenty-one (21)]/[forty-five (45)]-day period to review this Release.
(b)You have carefully read and fully understand all of the provisions of this
Release.
(c)You are, through this Release, releasing the Released Parties from any and all claims you may have against the Released Parties.
(d)You knowingly and voluntarily agree to all of the terms set forth in this
Release.
(e)You knowingly and voluntarily intend to be legally bound by the same.
(f)You have been advised in writing to consider the terms of this Release and consult with an attorney of your choice prior to executing this Release.
(g)You acknowledge that the consideration set forth in the Section 4(a) or 5(c), as applicable, of the Employment Agreement is above and beyond anything you might otherwise be entitled to receive.
(h)You have a full seven (7) days after executing this Release to revoke this Release by delivering written notice of revocation to the Company’s Chief Human Resources Officer, and are hereby advised in writing that this Release shall not become effective or enforceable until the revocation period has expired. If the Release is not revoked, it shall become effective and irrevocable on the day next following the day on which the foregoing revocation period has expired (the “Release Effective Date”). In case of revocation, the obligations of each party to this Release shall become null and void.
5.Choice of Law. This Release shall be governed by and construed in accordance with the laws of the State of Maine. You agree and consent to submit to personal jurisdiction in the State of Maine in any state or federal court of competent subject matter jurisdiction situated in Cumberland County, Maine. You further agree that the sole and exclusive venue for any suit arising out of, or seeking to enforce, the terms of this Release and the Employment Agreement

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(including all exhibits thereto) shall be in a state or federal court of competent subject matter jurisdiction situated in Cumberland County, Maine. In addition, you waive any right to challenge in another court any judgment entered by such Cumberland County court or to assert that any action instituted by IDEXX in any such court is in the improper venue or should be transferred to a more convenient forum. In addition, you and IDEXX also waive any right you or it may otherwise have to a trial by jury in any action to enforce the terms of this Release.
6.Miscellaneous.
(a)No delay or omission by IDEXX in exercising any right under this Release shall operate as a waiver of that or any other right. A waiver or consent given by IDEXX on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
(b)The captions of the sections of this Release are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Release.
(c)In case any provision of this Release shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.
(d)Nothing in this Release precludes you from providing truthful testimony when lawfully subpoenaed or otherwise required to do so by law.
(e)By signing this Release, you hereby represent that to the best of your knowledge you did not commit any act, or fail to commit any act, or do anything else while employed by IDEXX that was a breach of your duty of loyalty (including but not limited to taking any property that belongs to IDEXX or its customers) or that might result in liability to IDEXX.
(f)This Release may not be altered, amended or modified except in writing signed by both IDEXX and you.
(g)If any provision of this Release shall be found by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Release, as the case may require, and this Release shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Release modify this Release so that, once modified, this Release will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.
7.Complete Agreement. This Release and the Employment Agreement (and all exhibits thereto) constitute the complete understanding between you and IDEXX with respect to

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your separation from employment, and this Release supersedes all prior representations, agreements, and understandings, both written and oral, between you and IDEXX with respect to the subject matters hereof.
8.Counterparts. This Release may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures delivered in .pdf format shall be deemed effective for all purposes.
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Please sign and return a complete copy of this Release to the Company’s Chief Human Resources Officer, indicating your agreement to all of the terms of the Release. This Release shall expire if not signed by you and returned to the Company’s Chief Human Resources Officer by no later than the close of business on [●].

IDEXX

____________________________________________________________________________________________
By:    Date:
Title:
You have been advised that at least [twenty-one (21)] calendar days will be provided for the review of this Release, and to consult with an attorney prior to the execution of this Release.
You represent and agree that you have carefully read and fully understand all of the provisions of this Release and that you have voluntarily entered into this Release.

Accepted and Agreed To:

___________________________________________________________________________________________
Jonathan (Jay) Mazelsky    Date:
________________________________________________________________________________________________

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Exhibit D
Section 280G

This Exhibit D sets forth the terms and provisions applicable to the Executive as referenced in Section 12 of the agreement to which this Exhibit D is attached (the “Agreement”). This Exhibit D shall be subject in all respects to the terms and conditions of the Agreement. All capitalized terms that are used but not defined in this Exhibit D shall have the meanings ascribed to such terms in the Agreement.

(a)    If the Executive would otherwise be eligible to receive a payment or benefit pursuant to the terms of the Agreement or any equity or equity-based compensation or other agreement with the Company or any subsidiary or otherwise in connection with, or arising out of, the Executive’s employment with the Company or any subsidiary or a change in ownership or effective control of the Company or of a substantial portion of its assets (any such payment or benefit, a “Parachute Payment”), that a nationally recognized United States public accounting firm selected by the Company (the “Accounting Firm”) determines, but for this sentence, would be subject to excise tax imposed by Section 4999 of the Code (the “Excise Tax”), subject to clause (c) below, then the Company shall pay to the Executive whichever of the following two alternative forms of payment would result in the Executive’s receipt, on an after-tax basis, of the greater amount of the Parachute Payment notwithstanding that all or some portion of the Parachute Payment may be subject to the Excise Tax: (1) payment in full of the entire amount of the Parachute Payment, or (2) payment of only a part of the Parachute Payment so that the Executive receives the largest payment possible without the imposition of the Excise Tax.
(b)    If a reduction in the Parachute Payment is necessary pursuant to clause (a), then the reduction shall occur in the following order: (1) reduction of cash payments (with such reduction being applied to the payments in the reverse order in which they would otherwise be made, that is, later payments shall be reduced before earlier payments) and (2) cancellation of acceleration of vesting of equity or equity-based awards; provided, that to the extent permitted by Section 409A and Sections 280G and 4999 of the Code, if a different reduction procedure would be permitted without violating Section 409A or losing the benefit of the reduction under Sections 280G and 4999 of the Code, the Executive may designate a different order of reduction.

(c)    For purposes of determining whether any of the Parachute Payments (collectively, the “Total Payments”) will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Total Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Accounting Firm, such Total Payments (in whole or in part): (1) do not constitute “parachute payments,” (2) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the “base amount,” or (3) are otherwise not subject to the Excise Tax, and (ii) the value of any non- cash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of Section 280G of the Code.

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(d)    All determinations hereunder shall be made by the Accounting Firm, which determinations shall be final and binding upon the Company and the Executive.
(e)    The federal tax returns filed by the Executive (and any filing made by a consolidated tax group which includes the Company) shall be prepared and filed on a basis consistent with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of the Executive’s federal income tax return as filed with the Internal Revenue Service, and such other documents reasonably requested by the Company, evidencing such payment (provided, that the Executive may delete information unrelated to the Parachute Payment or the Excise Tax and provided, further, that the Company at all times shall treat such returns as confidential and use such return only for purpose contemplated by this paragraph).
(f)    In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, the Executive shall permit the Company to control issues related to the Excise Tax (at its expense). In the event that the issues are interrelated to the Excise Tax, the Executive and the Company shall cooperate in good faith so as not to jeopardize resolution of either issue. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit a representative of the Company to accompany the Executive, and the Executive and the Executive’s representative shall cooperate in good faith with the Company and its representative.

(g)    The Company shall be responsible for all charges of the Accounting Firm.

(h)    The Company and the Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this Exhibit D.

(i)    The provisions of this Exhibit D shall survive the termination of the Executive’s employment with the Company for any reason and the termination of the Agreement.

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